Exhibit 99.1

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Fiscal 2015 Second Quarter
Record Revenue of $31.1 Million; Earnings per Diluted Share Up 20%

•	Second quarter consolidated operating income grew 18.3% on 7.7% revenue growth
•	Strong Service segment leverage: Operating income up 2.5x to $0.7 million on 9.8% increase in segment revenue
•	Distribution segment sales grew 6.4% amid competitive market conditions
•	Expanded leadership position in Canada with acquisition of Ulrich Metrology Inc.

ROCHESTER, NY, October 27, 2014 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration and compliance services and distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its fiscal 2015 second quarter ended September 27, 2014. Included in reported results are those of Ulrich Metrology Inc., acquired on August 31, 2014.

Fiscal 2015 second quarter total revenue increased 7.7% to a record $31.1 million from $28.9 million in the second quarter of the prior fiscal year, driven by Service segment revenue growth of 9.8% and Distribution segment sales increase of 6.4%.

Lee D. Rudow, President and CEO of Transcat, commented, “We delivered a strong quarter with record revenue that was supported by both segments. In our Service segment, we continue to capture market share and expand through acquisitions, resulting in our 22nd consecutive quarter of year-over-year revenue growth. The inherent operating leverage in our Service segment was clearly demonstrated as well. Overall, we believe growing operating income, expanding earnings and strong cash generation demonstrates the successful execution of our growth strategy.”

Consolidated gross profit was $6.9 million, up $0.1 million from the prior-year period. A $0.6 million increase in Service segment gross profit offset the $0.6 million negative impact lower vendor rebates had on Distribution segment gross profit. Total operating expenses were down $0.1 million, or 2.3%, primarily from lower selling expenses. Consolidated operating income increased 18.3% to $1.5 million, compared with $1.3 million in the second quarter of fiscal 2014. Operating margin expanded 50 basis points to 4.9%.

Net income was up 11.4%, or $0.1 million, to $0.9 million in the quarter. Diluted earnings per share reached $0.12 compared with $0.10 per diluted share in the second quarter of fiscal 2014, a 20% increase. Adjusted EBITDA was $2.4 million, a $0.3 million, or 15.0%, increase over the same quarter of the prior fiscal year. See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Transcat Reports Fiscal 2015 Second Quarter Record Revenue of $31.1 Million; Earnings per Diluted Share Up 20%

October 27, 2014

Second Quarter Review

Service Segment Operating Income Grows with Strong Organic Revenue Growth

Represents the Company’s accredited calibration and compliance services business (41% of total revenue for the second quarter of fiscal 2015)

•	Strong organic revenue growth drove the Service segment revenue increase of 9.8%, or $1.1 million, to a record second quarter of $12.6 million.
•	Service segment gross profit was $3.3 million compared with $2.7 million in the prior fiscal year period. Gross margin for the segment improved 240 basis points to 26.0%.
•	Operating expenses were $2.6 million compared with $2.4 million in the second quarter of fiscal 2014. Included in the 2015 second quarter operating expenses were $0.1 million of acquisition-related expenses.
•	Operating Income more than doubled to $0.7 million from $0.3 million in last year’s second quarter. Service segment operating margin expanded 300 basis points to 5.3% quarter-over-quarter.
•	Service segment contribution margin grew 48.3% to $1.7 million, up from $1.1 million in the prior fiscal year period. Service segment Adjusted EBITDA was $1.3 million, an increase of 57.1% from $0.8 million in the second quarter of fiscal 2014. As a percentage of Service segment revenue, Adjusted EBITDA was 10.0% and 7.0% in the second quarters of fiscal 2015 and 2014, respectively. See Note 1 on page 4 for descriptions of these non-GAAP financial measures and pages 9 & 10 for the Adjusted EBITDA Reconciliation table and the contribution margin calculation in the Additional Information – Business Segment Data table.

Distribution Segment Sales Grow Despite Tough Market Conditions

Represents the Company’s distribution of professional grade handheld test, measurement and control instrumentation business (59% of total revenue for the second quarter of fiscal 2015)

•	Distribution sales improved $1.1 million, or 6.4%, from the second quarter of fiscal 2014, as the Company used competitive pricing strategies to gain volume and market share. There were 62 business days in the most recent quarter, consistent with the prior-year period.
•	Distribution segment gross profit was down $0.5 million to $3.7 million from the second quarter of fiscal 2014. Gross margin was 19.7% compared with 23.6% in the prior-year period. Lower year-over-year vendor rebates had a 340 basis point negative impact on segment gross margin. Vendor rebates tend to be cyclical as target levels are typically established by some vendors using growth rates based on prior-year results. Higher cooperative advertising income helped to partially offset the effect of lower vendor rebates and competitive pricing strategies on gross margin.
•	Lower selling and administrative expenses helped to partially mitigate lower gross profit, resulting in a $0.2 million reduction in operating income, to $0.9 million, compared with the prior fiscal year period.
•	Contribution margin for the Distribution segment was $2.1 million compared with $2.4 million in the prior fiscal year period. Distribution segment Adjusted EBITDA was $1.1 million in the second quarter of fiscal 2015 compared with $1.3 million in the second quarter of fiscal 2014. See Note 1 on page 4 for descriptions of these non-GAAP financial measures and pages 9 & 10 for the Adjusted EBITDA Reconciliation table and contribution margin calculation in the Additional Information – Business Segment Data table.

Transcat Reports Fiscal 2015 Second Quarter Record Revenue of $31.1 Million; Earnings per Diluted Share Up 20%

October 27, 2014

Six-Month Review

Total revenue increased 4.6% to $60.2 million from $57.6 million in the prior fiscal year period. Consolidated gross profit was $13.6 million, down $0.4 million, or 3.1%, from the first half of fiscal 2014. Gross margin declined 180 basis points to 22.6%, primarily due to lower Distribution segment vendor rebates which accounted for 170 basis points of the decline.

Service Segment:

•	Revenue for the first half of fiscal 2015 increased 6.6% to $24.7 million over the prior-year period, primarily from organic growth. On a trailing twelve-month basis, Service segment revenue was $49.7 million, an increase of 9.7% when compared to the corresponding trailing-twelve month period of fiscal 2014. The Company believes that trailing twelve-month data is more indicative of the long-term progress of the Service segment.
•	Service segment gross margin decreased 30 basis points to 25.1% in the first six months of fiscal 2015 compared with 25.4% in the same period of fiscal 2014. Service segment gross margin was affected by the mix of service work as the percentage of outsourced services increased to 15.8% of Service segment revenue from 15.1% in the first six months of fiscal 2014. On a trailing twelve-month basis, Service segment gross margin was up 20 basis points to 26.4%.

Distribution Segment:

•	Sales in the first half of fiscal 2015 increased 3.2% to $35.5 million compared with the same period of fiscal 2014.
•	Year-to-date Distribution segment gross margin decreased 280 basis points from the prior-year period, which primarily reflects lower vendor rebates.

Consolidated operating expenses decreased 2.4% to $11.3 million from $11.6 million in the first six months of the prior fiscal year. As a percentage of total revenue, operating expenses were 18.8%, down from 20.2% in the same period of fiscal 2014, reflecting reduced selling and administrative expenses. Fiscal 2015 year-to-date operating income was down 6.5%, or $0.2 million, to $2.3 million. Net income was $1.3 million, or $0.18 per diluted share, in the first six months of fiscal 2015 compared with $1.5 million, or $0.20 per diluted share, in the prior fiscal year period.

Adjusted EBITDA was $3.9 million in the first six months of fiscal 2015 compared with $4.1 million for the same period in fiscal 2014. See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Transcat Reports Fiscal 2015 Second Quarter Record Revenue of $31.1 Million; Earnings per Diluted Share Up 20%

October 27, 2014

Balance Sheet Supports Acquisition Strategy

On August 26, 2014, the Company entered into an amendment to its secured revolving credit facility agreement, increasing the funds available under the credit facility from $20 million to a maximum of $30 million and extending the term to September 2018. The amendment also increased borrowings available for acquisitions from $10 million to $15 million in any fiscal year. As of September 27, 2014, the Company had $10.8 million in availability under its secured revolving credit facility and $0.3 million in cash. The Ulrich Metrology acquisition used $6.7 million of borrowings available for acquisitions, leaving $8.3 million available for acquisitions for the remainder of the fiscal year.

John J. Zimmer, Senior Vice President of Finance and Chief Financial Officer, commented, “We continue to maintain a high degree of financial flexibility and remain focused on opportunities to deploy cash for earnings accretion. We have an active acquisition pipeline and expect calibration capability investments will remain an integral part of our cash allocation.”

Capital expenditures in the first six months of fiscal 2015 were $1.9 million compared with $0.6 million in the first half of fiscal 2014, and were primarily for additional service capabilities and information technology upgrades, including the Company’s new state-of-the-art C3 Metrology Management Software. The Company expects total capital expenditures to be approximately $3.5 million in fiscal 2015.

Outlook

Mr. Rudow concluded, “We expect continued strength in our Service segment and believe our market leadership positions across both segments, along with strategic acquisitions, will continue to foster meaningful growth.  Additionally, we are excited about the Ulrich Metrology acquisition, which has advanced our market position in Canada. On a consolidated basis, we expect to achieve strong operating income growth for the fiscal year.”

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, and non-cash stock compensation expense), which is a non-GAAP measure. The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results. Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 9.

Contribution margin, a non-GAAP financial measure, consists of gross profit less selling, marketing and warehouse expenses. We believe contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses. Contribution margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income (loss) and net income (loss). For further details on contribution margin, see the calculation of this non-GAAP financial measure and the reconciliation of contribution margin to gross profit in the Additional Information – Business Segment Data tables on pages 10 and 11.

Transcat Reports Fiscal 2015 Second Quarter Record Revenue of $31.1 Million; Earnings per Diluted Share Up 20%

October 27, 2014

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration and compliance services including analytical instrument qualifications, equipment and process validation. The Company is focused on providing best-in-class calibration analytics to highly regulated industries, particularly healthcare, which includes companies in pharmaceuticals, medical devices and bioscience. With 18 strategically-located centers of excellence in the United States, Canada and Puerto Rico, Transcat performs over 200,000 specialized technical services annually. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry. Transcat also answers the call with cGMP, GLP, and GXP compliant services.

In addition, Transcat operates as a leading distributor of professional grade handheld test, measurement and control instrumentation, marketing more than 100,000 premier and propriety brand instruments to nearly 30,000 customers.

Transcat’s growth strategy is to leverage its service capabilities, strong brand and leading distribution platform to drive organic sales growth and to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found on its website at: Transcat.com

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions that often are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, growth strategy, potential acquisitions, customer preferences and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

John J. Zimmer, Chief Financial Officer

Phone: (585) 352-7777

Email: jzimmer@transcat.com

-OR-

Deborah K. Pawlowski, Investor Relations

Phone: (716) 843-3908

Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Fiscal 2015 Second Quarter Record Revenue of $31.1 Million; Earnings per Diluted Share Up 20%

October 27, 2014

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited) Second Quarter Ended		(Unaudited) Six Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Distribution Sales	$18,516	$17,410	$35,497	$34,381
Service Revenue	12,595	11,472	24,733	23,211
Total Revenue	31,111	28,882	60,230	57,592

Cost of Distribution Sales	14,862	13,297	28,111	26,250
Cost of Service Revenue	9,323	8,764	18,524	17,307
Total Cost of Revenue	24,185	22,061	46,635	43,557

Gross Profit	6,926	6,821	13,595	14,035

Selling, Marketing and Warehouse Expenses	3,169	3,295	6,904	6,996
Administrative Expenses	2,241	2,245	4,416	4,606
Total Operating Expenses	5,410	5,540	11,320	11,602

Operating Income	1,516	1,281	2,275	2,433

Interest and Other Expense, net	138	68	183	72

Income Before Income Taxes	1,378	1,213	2,092	2,361
Provision for Income Taxes	519	442	788	869

Net Income	$859	$771	$1,304	$1,492

Basic Earnings Per Share	$0.13	$0.10	$0.19	$0.20
Average Shares Outstanding	6,802	7,390	6,772	7,409

Diluted Earnings Per Share	$0.12	$0.10	$0.18	$0.20
Average Shares Outstanding	7,056	7,586	7,050	7,633

Transcat Reports Fiscal 2015 Second Quarter Record Revenue of $31.1 Million; Earnings per Diluted Share Up 20%

October 27, 2014

TRANSCAT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and Per Share Amounts)

	(Unaudited) September 27, 2014	March 29, 2014
ASSETS
Current Assets:
Cash	$263	$23
Accounts Receivable, less allowance for doubtful accounts of $140 and $82 as of September 27, 2014 and March 29, 2014, respectively	16,345	15,663
Other Receivables	671	1,088
Inventory, net	7,513	6,181
Prepaid Expenses and Other Current Assets	1,682	1,180
Deferred Tax Asset	1,026	1,396
Total Current Assets	27,500	25,531
Property and Equipment, net	8,520	7,089
Goodwill	21,244	17,384
Intangible Assets, net	4,450	2,651
Other Assets	1,440	1,219
Total Assets	$63,154	$53,874

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$8,133	$7,132
Accrued Compensation and Other Liabilities	3,555	5,690
Income Taxes Payable	-	1,035
Total Current Liabilities	11,688	13,857
Long-Term Debt	16,327	7,593
Deferred Tax Liability	1,365	607
Other Liabilities	1,909	1,734
Total Liabilities	31,289	23,791

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
6,815,894 and 6,716,350 shares issued and outstanding
as of September 27, 2014 and March 29, 2014, respectively	3,408	3,358
Capital in Excess of Par Value	12,025	11,387
Accumulated Other Comprehensive Income	400	567
Retained Earnings	16,032	14,771
Total Shareholders' Equity	31,865	30,083
Total Liabilities and Shareholders' Equity	$63,154	$53,874

Transcat Reports Fiscal 2015 Second Quarter Record Revenue of $31.1 Million; Earnings per Diluted Share Up 20%

October 27, 2014

TRANSCAT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	(Unaudited)
	Second Quarter Ended
	September 27,	September 28,
	2014	2013
Cash Flows from Operating Activities:
Net Income	$1,304	$1,492
Adjustments to Reconcile Net Income to Net Cash
(Used in) Provided by Operating Activities:
Loss (Gain) on Disposal of Property and Equipment	4	(31)
Deferred Income Taxes	409	(88)
Depreciation and Amortization	1,371	1,440
Provision for Accounts Receivable and Inventory Reserves	48	101
Stock-Based Compensation Expense	389	257
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	241	164
Inventory	(1,345)	(1,516)
Prepaid Expenses and Other Assets	(871)	(528)
Accounts Payable	1,026	(1,720)
Accrued Compensation and Other Liabilities	(2,081)	1,049
Income Taxes Payable	(906)	(386)
Net Cash (Used in) Provided by Operating Activities	(411)	234

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(1,854)	(553)
Proceeds from Sale of Property and Equipment	22	240
Business Acquisition, net of cash acquired	(6,681)	-
Net Cash Used in Investing Activities	(8,513)	(313)

Cash Flows from Financing Activities:
Proceeds from Revolving Line of Credit, net	8,734	701
Issuance of Common Stock	327	111
Repurchase of Common Stock	(71)	(780)
Net Cash Provided by Financing Activities	8,990	32

Effect of Exchange Rate Changes on Cash	174	50

Net Increase in Cash	240	3
Cash at Beginning of Period	23	406
Cash at End of Period	$263	$409

Transcat Reports Fiscal 2015 Second Quarter Record Revenue of $31.1 Million; Earnings per Diluted Share Up 20%

October 27, 2014

TRANSCAT, INC.

Adjusted EBITDA Reconciliation Table

(Dollars in thousands)

(Unaudited)

			FY2015
	Q1	Q2	Q3	Q4	YTD
Net Income	$445	$859			$1,304
+ Interest Expense	31	47			78
+ Other Expense / (Income)	14	91			105
+ Tax Provision	269	519			788
Operating Income	$759	$1,516	$-	$-	$2,275
+ Depreciation & Amortization	624	747			1,371
+ Other (Expense) / Income	(14)	(91)			(105)
+ Noncash Stock Compensation	155	234			389
Adjusted EBITDA	$1,524	$2,406	$-	$-	$3,930

Segment Breakdown

Service Operating Income	$267	$665			$932
+ Depreciation & Amortization	488	577			1,065
+ Other (Expense) / Income	(15)	(85)			(100)
+ Noncash Stock Compensation	72	103			175
Service Adjusted EBITDA	$812	$1,260	$-	$-	$2,072

Distribution Operating Income	$492	$851			$1,343
+ Depreciation & Amortization	136	170			306
+ Other (Expense) / Income	1	(6)			(5)
+ Noncash Stock Compensation	83	131			214
Distribution Adjusted EBITDA	$712	$1,146	$-	$-	$1,858

			FY2014
	Q1	Q2	Q3	Q4	YTD
Net Income	$721	$771	$788	$1,704	$3,984
+ Interest Expense	26	25	34	45	130
+ Other Expense / (Income)	(22)	43	51	57	129
+ Tax Provision	427	442	469	1,124	2,462
Operating Income	$1,152	$1,281	$1,342	$2,930	$6,705
+ Depreciation & Amortization	729	711	791	714	2,945
+ Other (Expense) / Income	22	(43)	(51)	(57)	(129)
+ Noncash Stock Compensation	113	144	143	127	527
Adjusted EBITDA	$2,016	$2,093	$2,225	$3,714	$10,048

Segment Breakdown

Service Operating Income	$461	$260	$151	$1,507	$2,379
+ Depreciation & Amortization	555	521	555	513	2,144
+ Other (Expense) / Income	(14)	(42)	(32)	(53)	(141)
+ Noncash Stock Compensation	52	63	63	52	230
Service Adjusted EBITDA	$1,054	$802	$737	$2,019	$4,612

Distribution Operating Income	$691	$1,021	$1,191	$1,423	$4,326
+ Depreciation & Amortization	174	190	236	201	801
+ Other (Expense) / Income	36	(1)	(19)	(4)	12
+ Noncash Stock Compensation	61	81	80	75	297
Distribution Adjusted EBITDA	$962	$1,291	$1,488	$1,695	$5,436

Transcat Reports Fiscal 2015 Second Quarter Record Revenue of $31.1 Million; Earnings per Diluted Share Up 20%

October 27, 2014

TRANSCAT, INC.

Additional Information - Business Segment Data

(Dollars in thousands)

(Unaudited)

			Change
SERVICE	FY 2015 Q2	FY 2014 Q2	$'s	%

Service Revenue	$12,595	$11,472	$1,123	9.8%
Cost of Revenue	$9,323	$8,764	$559	6.4%
Gross Profit	$3,272	$2,708	$564	20.8%
Gross Margin	26.0%	23.6%

Selling, Marketing & Warehouse	$1,610	$1,587	$23	1.4%
Contribution Margin	$1,662	$1,121	$541	48.3%
% of Revenue	13.2%	9.8%

Administrative Expense	$997	$861	$136	15.8%
Operating Income	$665	$260	$405	155.8%
% of Revenue	5.3%	2.3%

			Change
DISTRIBUTION	FY 2015 Q2	FY 2014 Q2	$'s	%
Distribution Sales	$18,516	$17,410	$1,106	6.4%
Cost of Sales	$14,862	$13,297	$1,565	11.8%
Gross Profit	$3,654	$4,113	$(459)	(11.2%)
Gross Margin	19.7%	23.6%

Selling, Marketing & Warehouse	$1,559	$1,708	$(149)	(8.7%)
Contribution Margin	$2,095	$2,405	$(310)	(12.9%)
% of Sales	11.3%	13.8%

Administrative Expense	$1,244	$1,384	$(140)	(10.1%)
Operating Income	$851	$1,021	$(170)	(16.7%)
% of Sales	4.6%	5.9%

			Change
TOTAL	FY 2015 Q2	FY 2014 Q2	$'s	%

Total Revenue	$31,111	$28,882	$2,229	7.7%
Total Cost of Revenue	$24,185	$22,061	$2,124	9.6%
Gross Profit	$6,926	$6,821	$105	1.5%
Gross Margin	22.3%	23.6%

Selling, Marketing & Warehouse	$3,169	$3,295	$(126)	(3.8%)
Contribution Margin	$3,757	$3,526	$231	6.6%
% of Revenue	12.1%	12.2%

Administrative Expense	$2,241	$2,245	$(4)	(0.2%)
Operating Income	$1,516	$1,281	$235	18.3%
% of Revenue	4.9%	4.4%

Transcat Reports Fiscal 2015 Second Quarter Record Revenue of $31.1 Million; Earnings per Diluted Share Up 20%

October 27, 2014

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2015 YTD	FY 2014 YTD	$'s	%

Service Revenue	$24,733	$23,211	$1,522	6.6%
Cost of Revenue	$18,524	$17,307	$1,217	7.0%
Gross Profit	$6,209	$5,904	$305	5.2%
Gross Margin	25.1%	25.4%

Selling, Marketing & Warehouse	$3,296	$3,318	$(22)	(0.7%)
Contribution Margin	$2,913	$2,586	$327	12.6%
% of Revenue	11.8%	11.1%

Administrative Expense	$1,981	$1,865	$116	6.2%
Operating Income	$932	$721	$211	29.3%
% of Revenue	3.8%	3.1%

			Change
DISTRIBUTION	FY 2015 YTD	FY 2014 YTD	$'s	%
Distribution Sales	$35,497	$34,381	$1,116	3.2%
Cost of Sales	$28,111	$26,250	$1,861	7.1%
Gross Profit	$7,386	$8,131	$(745)	(9.2%)
Gross Margin	20.8%	23.6%

Selling, Marketing & Warehouse	$3,608	$3,678	$(70)	(1.9%)
Contribution Margin	$3,778	$4,453	$(675)	(15.2%)
% of Sales	10.6%	13.0%

Administrative Expense	$2,435	$2,741	$(306)	(11.2%)
Operating Income	$1,343	$1,712	$(369)	(21.6%)
% of Sales	3.8%	5.0%

			Change
TOTAL	FY 2015 YTD	FY 2014 YTD	$'s	%

Total Revenue	$60,230	$57,592	$2,638	4.6%
Total Cost of Revenue	$46,635	$43,557	$3,078	7.1%
Gross Profit	$13,595	$14,035	$(440)	(3.1%)
Gross Margin	22.6%	24.4%

Selling, Marketing & Warehouse	$6,904	$6,996	$(92)	(1.3%)
Contribution Margin	$6,691	$7,039	$(348)	(4.9%)
% of Revenue	11.1%	12.2%

Administrative Expense	$4,416	$4,606	$(190)	(4.1%)
Operating Income	$2,275	$2,433	$(158)	(6.5%)
% of Revenue	3.8%	4.2%

Transcat Reports Fiscal 2015 Second Quarter Record Revenue of $31.1 Million; Earnings per Diluted Share Up 20%

October 27, 2014

DISTRIBUTION SALES PER BUSINESS DAY
(Dollars in thousands)
(Unaudited)

	FY 2015 Q2	FY 2014 Q2	$'s	%
Distribution Sales	$18,516	$17,410	$1,106	6.4%
Business Days	62	62	0
Sales Per Business Day	$299	$281	$18	6.4%

	FY 2015 YTD	FY 2014 YTD	$'s	%
Distribution Sales	$35,497	$34,381	$1,116	3.2%
Business Days	126	126	0
Sales Per Business Day	$282	$273	$9	3.3%